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                                                                   EXHIBIT 23(b)

                           CONSENT OF GENERAL COUNSEL


The statements of law and legal conclusions under "Item 1. Business" in ALLETE's Annual Report on Form 10-K for the year ended December 31, 2001 have been reviewed by me and are set forth therein in reliance upon my opinion as an expert.

I hereby consent to the incorporation by reference of such statements of law and legal conclusions in Registration Statement Nos. 333-02109, 333-40797, 333-58945, 333-41882, 333-54330, 333-57104 and 333-71320 on Form S-3, and
Registration Statement Nos. 33-51989, 333-26755, 333-16463, 333-16445 and
333-82901 on Form S-8.

Philip R. Halverson

Philip R. Halverson
Duluth, Minnesota
February 7, 2002